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Concreit

Own private buildings like a boss for as low as $1.

Collect rent, make money.

🏢 🏪 🏙 🗺

💸 💵 💰 😎

Private beta exclusive access: https://concreit.com

ow.ly/Rtx650x2PLP

POSTS TAGGED


"Risk comes from not knowing what you're doing."
Warren Buffett


Be an investor, not just a saver.
#1PercentSecrets


Hsieh
EO
creit
ode 62
view with Sean Hsieh, CEO o

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Save the raise.
#1PercentSecrets


Make your own luck.
#1PercentSecrets


"The best day to start investing was yesterday. The next best day is today."
Caleb Silver
CONCREIT


Your salary isn't the whole story.
#1PercentSecrets


"Money, like emotions, is something you must control to keep your life on the right track."
Natasha Munson
CONCREIT


Set up passive income sources.
#1PercentSecrets







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missing a tremendous
opportunity."
Carlos Slim
CONCREIT


You can't save
your way to wealth.
#1PercentSecrets


1
$4.95
per day
$34.65
per week
Month
30
$148.50
per month
CONCREIT


Building
ownership,
starting at $1.
Be a boss. Own buildings. Build an empire.
CONCREIT


"Investing should be
more like watching
paint dry or watching
grass grow. If you want
excitement, take $800
and go to Las Vegas."
Paul Samuelson
CONCREIT


"How many millionaires
do you know who have
become wealthy by
investing in savings
accounts?
I rest my case."
Robert G. Allen
CONCREIT




Home Ownership
In 2019
18%
Today
33%
of millennials
report owning
a home
Today
78%



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10%
f Gen X*
orted living
at home
86%
of millennials
want to
own a home
22%
of Gen Z
say they a
happy to r






$11,200.57
Investment Balance
INVEST NOW
REDEEM
INSTANT INVEST BONUS!




age of people under 35 with money in the stock
52%*
2006-2007
37%*
2016-2017
35%
2018-2019
The top 3 investments by
millennials and Generation Z
REAL ESTATE
STOCKS, FUNDS, ETC
STOCKS, FUNDS, ETC
ALTERNATE INVESTMENT


Tech Use And Decision Making
H USE
s who report
hey apps 5+
per week:
31% OF
LLENNIALS
& GEN Z
20%* OF
TRUST
Who those under 35
trust when it comes
to making financial
decisions:
HUMANS
50%
ROBO SOLUTIONS
10%
MONEY
40% of
responden
that talk
friends and
the number
they make
decisions
25% of mi
who say th


e top three savings priorit
Millennials and Generatio
EMERGENCY FUND
STUDENT LOANS
HOME DOWN PAYMENT
TRAVEL & VACATION
TRAVEL & VACTION
EMERGENCY FUND

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ONCREIT'S
N FINANCIAL WELLNESS


$11,200.57
Investment Balance
INVEST NOW
REDEEM
INSTANT INVEST BONUS!
CONCREIT


concreit.com
CONCREIT lets you own private buildings like a boss for as low as $1.
Collect rent, make money.
We're currently in private beta. Join us to get exclusive access:
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Get Early Access

CONCREIT